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                                                                     EXHIBIT 2.5

                                   FORM OF
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of___________, 2003, by and between Larscom, a Delaware corporation (the "COMPANY"), AXEL JOHNSON INC., a Delaware corporation ("AJI"), and the parties listed on Exhibit A hereto (the "STOCKHOLDERS").

         WHEREAS, the Company and AJI are parties to that certain Registration Rights Agreement (the "FORMER LARSCOM AGREEMENT") made in connection with the Company's Initial Public Offering;

         WHEREAS, the Stockholders are parties to certain registration rights agreements with VINA (the "FORMER VINA AGREEMENTS");

         WHEREAS, the Company and AJI wish to replace the Former Larscom Agreement with this Agreement made in connection with the Agreement and Plan of Merger by and among the Company, Larscom Acquisition Corp. and VINA (the "MERGER AGREEMENT"), in order to provide certain stockholders of VINA with certain rights contained herein; and

         WHEREAS, VINA and the Stockholders wish to replace the Former VINA Agreements with this Agreement made in connection with the Merger Agreement in order to provide AJI with certain rights contained herein; and

         WHEREAS, the Company, AJI and the Stockholders desire to enter into this Agreement pursuant to which AJI, the Stockholders and their Affiliates that hold or may acquire shares of Common Stock of the Company, under certain circumstances may have registered with the SEC an offering and sale of shares of Common Stock of the Company owned by AJI, the Stockholders or any such Affiliates, subject to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties of this Agreement agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the capitalized terms shall have the meanings set forth below.

         Advice:  See the last paragraph of Section 5 hereof.

         Affiliate: Any Person controlling or controlled by or under direct or indirect common control with a Party; provided, that in no event shall the Company be treated as an Affiliate of any Party, nor shall any Person directly or indirectly controlled by the Company (including, without limitation, its officers, directors and employees) as a result of such Party's relationship with the Company be treated as an Affiliate of a Party. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or

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indirectly, through the ownership of securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agent: Any Person authorized to act and who acts on behalf of a Party or any Affiliate of a Party with respect to the transactions contemplated by the Agreement.

         Common Stock: Shares of the Company's Common Stock, par value $.01 per share, as the same may be constituted from time to time.

         Company Notice:  See Section 4(a) hereof.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as in effect from time to time.

         Party:  AJI or a Stockholder.

         Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         Permitted Assignee:  See Section 9(f) hereof.

         Piggyback Notice:  See Section 4(a) hereof.

         Piggyback Registration Statement:  See Section 4(a) hereof.

         Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

         Registration Expenses:  See Section 6 hereof.

         Registrable Securities: (i) The Shares and (ii) any securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until such Shares or other securities are not Restricted Securities as defined in Section 2(a).

         Registration Statement: Any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including (i) the Prospectus, (ii) amendments and supplements to such Registration Statement, (iii) post-effective amendments, (iv) all exhibits and all material incorporated by reference in such Registration Statement, (v) any registration statement pursuant to a Demand Registration and (vi) any Piggyback Registration Statement.

         Restricted Securities: The Registrable Securities upon original issuance thereof, subject to the provisions of Section 2(a) hereof.

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         Securities Act: The Securities Act of 1933, as amended from time to time.

         SEC: The Securities and Exchange Commission.

         Shares: All shares of Common Stock held by AJI, as of the date hereof or as later acquired, and all shares of Common Stock held by the Stockholders, as of the date hereof or as later acquired.

         Unless the context otherwise requires: (i) "or" is not exclusive; and
(ii) words in the singular include the plural and in the plural include the singular.

2.       SECURITIES SUBJECT TO THIS AGREEMENT

         (a) REGISTRABLE SECURITIES. The securities entitled to the benefits of Sections 3 through 8 of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security ceases to be a Restricted Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it has been distributed pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act,
(iii) it has otherwise been transferred and a new certificate or other evidence or ownership for it not bearing a legend restricting transfer under the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists or (iv) it ceases to be outstanding.

         (b) HOLDERS OF REGISTRABLE SECURITIES. Any reference herein to a "Holder" or "Holders" of Registrable Securities shall mean AJI, any Stockholder, or any Permitted Assignee. A Holder shall be deemed to be a holder of Registrable Securities whenever it owns Registrable Securities or securities which are convertible into or exercisable for Registrable Securities whether or not such conversion or exercise has actually been effected and disregarding any legal restrictions upon such conversion or exercise.

3.       PIGGYBACK REGISTRATION RIGHTS

         (a) REQUESTS FOR PIGGYBACK REGISTRATION. The Company covenants and agrees with each Holder that, in the event the Company proposes to file at any time and from time to time after the date hereof, a registration statement on any form for the general registration of securities under the Securities Act with respect to the offering of any class of security other than in connection with an offering solely to the Company's employees pursuant to a registration statement on Form S-8 under the Securities Act or an offering pursuant to a registration statement on Form S-4 under the Securities Act, or any successor forms thereto (a "PIGGYBACK REGISTRATION STATEMENT"), then the Company shall in each such case give written notice (a "COMPANY NOTICE") of such proposed filing to each Holder so that the Company Notice is received by each Holder at least twenty (20) business days before the anticipated filing date, and such notice shall offer to each Holder the opportunity to include in such Piggyback Registration Statement such number of Registrable Securities as each may request. Notwithstanding the foregoing, the Company shall not be obligated to register the Registrable Securities of any Holder (i) unless there shall have been received by the Company, within ten (10) business days of receipt of the Company Notice by such Holder, written notice (a "PIGGYBACK NOTICE") from

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such Holder, which notice shall set forth the number of Registrable Securities to be so included, or (ii) if the Registrable Securities held by such Holder and its Affiliates can be transferred without registration in accordance with Rule 144 under the Securities Act or any other exemption from the registration provisions thereof (other than Rule 144A) within any 90 day period.

         (b)      UNDERWRITING.

         (i) The Company shall use its reasonable best efforts to cause the underwriter of a proposed offering, if any, to permit the Holders holding Registrable Securities requested to be included in the Piggyback Registration Statement to include such Registrable Securities in the proposed offering on terms and conditions at least as favorable to the Holders holding such Registrable Securities as those offered with respect to the other securities of the Company included therein. The right of any Holder to be included in a registration statement pursuant to this Section 3 shall be conditioned on such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

         (ii) Notwithstanding the foregoing, if any underwriter shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the Piggyback Registration Statement concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then (i) if the securities being offered by the Company include Common Stock (other than shares of Common Stock issuable on the conversion or exchange of other securities then being offered), the Holders holding such Registrable Securities shall delay their offering and sale for such period, not to exceed ninety (90) calendar days, as such underwriter shall request, or (ii) if the securities being offered by the Company do not include Common Stock, the Holders holding such Registrable Securities shall withdraw their offering and sale, as such underwriter shall request; provided, that the Holders holding such Registrable Securities shall have no obligation to delay or withdraw if the offering includes a secondary offering of any securities other than such Registrable Securities. In the event of the delay described in clause (i) in the preceding sentence, the Company shall file such supplements and post-effective amendments, and take any such other steps as may be necessary to permit such Holders to make their proposed offering and sale for a period of ninety (90) calendar days immediately following the end of such period of delay. If any underwriter shall advise the Company in writing that, in its opinion, marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such

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"Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

         (iii) If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

4. FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities, on or after the date that is 180 days from the date hereof, a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

         (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within ten
(10) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

                  (i) if Form S-3 is not available for such offering by the Holders, or

                  (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000), or

                  (iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within ninety (90) days on a Piggyback Registration Statement provided that such Holders were permitted to register such shares as requested to be registered pursuant to Section 3 hereof without reduction by the underwriter thereof; or

                  (iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the

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Holder or Holders under this Section 4; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or

                  (v) if the Company has within the twelve (12) month period preceding the date of such request already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 4, or

                  (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

                  (vii) if the Registrable Securities held by such Holder and its Affiliates can be transferred without registration in accordance with Rule 144 under the Securities Act or any other exemption from the registration provisions thereof (other than Rule 144A) within any 90 day period.

         (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. All Registration Expenses incurred in connection with registrations requested pursuant to this Section 4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each such Holder.

5.       REGISTRATION PROCEDURES

         Whenever a Holder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will promptly take all such actions as may be necessary or desirable to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will promptly:

         (a) with respect to a request for a Form S-3 Registration, use its best efforts to prepare and file with the SEC, not later than 60 days after receipt of such request (which 60-day period may be extended by the Company for up to an additional 30 days if during such 60-day period the Company is engaged to a significant extent in negotiations looking toward its participation in a material merger, acquisition or other form of business combination and if, by reason of such negotiations, the Company is not in a position to timely prepare and file the Registration Statement) a Form S-3 Registration Statement, and use all reasonable efforts to cause such Registration Statement to become effective; the Company shall not file any Registration Statement pursuant to Section 4 or any amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the Holders or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act or any other applicable laws or regulations;

         (b) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (excluding documents to be incorporated by reference therein filed after the effectiveness of the Registration Statement), the Company will, five business days prior to filing, furnish to the Holders and the underwriters, if any, copies of all such documents in substantially the form proposed to be filed (including documents incorporated therein by reference), to enable

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the Holders and the underwriters, if any, to review such documents prior to the filing thereof, and the Company shall make such reasonable changes thereto (including changes to documents incorporated by reference) as may be reasonably requested by the Holders and the managing underwriter or underwriters, if any;

         (c) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for a period of not less than 180 days or such longer period as is required for the intended method of distribution, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement or supplement to the Prospectus;

         (d) notify the Holders and the managing underwriters, if any, promptly, and confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (5) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

         (f) as promptly as practicable after the filing with the SEC of any document which is incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the Holders and to the managing underwriters, if any;

         (g) furnish to the Holders and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto,

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including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and a reasonable number of conformed copies of all such documents;

         (h) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided, that, each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (i) deliver to the Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (j) prior to the date on which the Registration Statement is declared effective, use its reasonable efforts to register or qualify or cooperate with the Holders and the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

         (k) cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or the Holders may request at least two business days prior to any such sale of Registrable Securities;

         (l) use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

         (m)      upon the occurrence of any event contemplated by paragraph
(d)(5) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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         (n)      use its reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or authorized to be quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market if similar securities issued by the Company are then so listed or authorized, if requested by the Holders or the managing underwriters, if any;

         (o) provide a transfer agent and registrar for all Registrable Securities;

         (p) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith as the Holders or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

         (q) make available for inspection during normal business hours by the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons;

         (r) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering, and (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

         The Company may require the Holders to furnish to the Company such information and documents regarding the distribution of the Registrable Securities and the Holders as the Company may from time to time reasonably request in writing.

         The Holders each agree by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(m) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, each Holder will, or will request the underwriters (if any) to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give such notice, the time periods mentioned in Section 5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(d)(5) to and including the

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date when the Holders shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(m) hereof or the Advice.

6.       REGISTRATION EXPENSES

         Except as otherwise provided herein, all expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, whether or not a Registration Statement is filed or becomes effective, including, without limitation, all registration and filing fees, including with respect to filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and of all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or authorized to be quoted on NASDAQ, the reasonable fees and expenses of any special experts retained by the Holders or by the Company at the request of the managing underwriters in connection with such registration and fees and expenses of other Persons retained by the Holders (including, without limitation, any qualified independent underwriter or other independent appraiser participating pursuant to the Bylaws of the NASD) (all such expenses being herein called "REGISTRATION EXPENSES"). The Company shall also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audit, which are not "Registration Expenses" for purposes of this Agreement. In no event shall the Company be liable for the payment of any discounts or commissions of underwriters, selling brokers, dealer managers or similar industry professionals relating to the distribution of the Registrable Securities or any related fees and disbursements of counsel retained by the Holders (if any). Each Holder shall be liable for the cost and expense of the time spent by its officers, employees and Agents incurred in connection with the registration of Registrable Securities owned by it.

7.       INDEMNIFICATION

         (a) INDEMNIFICATION BY COMPANY. The Company will indemnify and hold harmless, to the full extent permitted by law, each Holder, its officers and directors, their Agents and each Person who controls each such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses to which any such Person may be subject, under the Securities Act or otherwise, and reimburse all such Persons for any legal or other expenses incurred with investigating or defending against any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon an untrue statement of a

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material fact or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission is made therein in reliance upon and in conformity with information furnished in writing to the Company by such Holder, expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of each Holder of Registrable Securities.

         (b) INDEMNIFICATION BY HOLDERS. Each Holder, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, will, severally and not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses to which any such Person may be subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or preliminary prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only if and to the extent, that such untrue or alleged untrue statement or omission or alleged omission is made therein in reliance upon and in conformity with the information furnished in writing by such Holder specifically for inclusion therein. In no event shall the liability of a Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation, unless such liability arises out of or is based on willful conduct by such Holder. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons.

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless, in such indemnified party's reasonable judgment, a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume at its own expense the defense of such claim. The indemnified party shall have the right to participate in the conduct of such defense by the indemnifying party provided that it will pay for the fees of its own counsel. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry into any judgment or enter into any settlement which does not include as an unconditional term thereof the giving of the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

         (d) CONTRIBUTION. If the indemnification provided for in Section 7(a) or 7(b) is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, liabilities, claims or damages referred to in Section 7(a) or 7(b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and any indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims or damages. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information initially supplied or developed by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, liabilities, claims or damages referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.       FUTURE RESTRICTIONS ON GRANTS OF REGISTRATION RIGHTS

         The Company shall not grant registration rights to any other Person without the prior written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding.

9.       NOTIFICATION

         Each of the Stockholders, on the one hand and AJI, on the other, agrees that no later than forty-eight (48) hours prior to making any sale, transfer or other disposition of any Shares owned by any such Stockholder or AJI, such Stockholder or AJI, as the case may be, shall provide written notice to the other of such sale, transfer or other disposition; provided, however, that any Stockholder may elect not to provide such notice in connection with a distribution of Shares to its limited or general partners, members or other equity owners, but in the event that such Stockholder elects not to provide such a notice in connection with such a distribution pursuant to this proviso, the distribution shall not be effected until each of the distributees has agreed to be bound by the notice requirements set forth in this Section 9. Once any Shares are sold, transferred or otherwise disposed of in compliance with the provisions of this Section 9, the notice requirements set forth in this Section 9 will terminate as to any further sale, transfer or other disposition of such Shares.

10.      MISCELLANEOUS

         (a) REMEDIES. AJI, the Stockholders and any of their Affiliates shall each be entitled to exercise all rights provided herein or granted by law, including recovery of damages, and each will be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to AJI, the Stockholders and any of their Affiliates in this Agreement or otherwise conflicts with the provisions hereof.

         (c) AMENDMENTS; WAIVERS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding; provided, however, that (i) for so long as AJI holds at least 50% of the Registrable Securities AJI holds as of the date hereof, no amendment may be effected without AJI's consent and (ii) for so long as the Stockholders associated with Sierra Ventures hold in the aggregate at least 50% of the Registrable Securities such Stockholders hold in the aggregate as of the date hereof, no amendment may be effected without such Stockholders' consent. Any amendment or waiver effected in accordance with this Section 9(c) shall be binding on each Holder and the Company. By acceptance of any benefits under this Agreement, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         (d) NOTICES. Any notice, request, instruction or other document to be given hereunder shall be in writing and delivered personally or sent by facsimile or prepaid overnight courier, if to:

         the Company:

                  ______________
                  ______________
                  ______________
                  ______________
                  ______________
                  Facsimile:

         If to AJI:

                  ______________
                  ______________
                  ______________
                  ______________
                  ______________
                  Facsimile:

         with a copy to:

                  ______________
                  ______________
                  ______________
                  ______________
                  ______________
                  Facsimile:

If to a Stockholder, to the address opposite their name on Exhibit A hereto. Any notice or other communication transmitted in accordance with this Section 9(d) shall for all purposes of this Agreement be treated as given or effective, if personally delivered, upon receipt, or, if sent by courier, upon the earlier of receipt or the end of the business day following the date of delivery to such courier, or, if sent by facsimile, on transmission and confirmation of receipt.

         (e) ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties and any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and AJI or between any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof, are merged herein and replaced hereby.

         (f) ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities that
(a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least five hundred thousand (500,000) shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) is an Affiliate of such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement (such transferee, a "PERMITTED ASSIGNEE").

         (g) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws. The parties consent to the jurisdiction of all state and federal courts of record situated in the State of Delaware. Service of process upon either party shall be deemed, in every respect, effective upon such party if made by prepaid registered or certified mail, return receipt requested, or if personally delivered against receipt to the address set forth in Section 9(d) or to such other address as a party may designate in writing to the other.

         (h) HEADINGS; DEFINITIONS. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Wherever in this Agreement words indicating the plural number appear, such words shall be considered as words indicating the singular number and vice versa where the context indicates the propriety of such use.

         (i) COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [signature page attached]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      Larscom

                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                                      AXEL JOHNSON INC.

                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                                      STOCKHOLDER:

                                      __________________________________________
                                          Name of Stockholder

                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                                    EXHIBIT A
                                  STOCKHOLDERS